Exhibit 99.3

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

OFFICE OF THE COMPTROLLER OF THE CURRENCY

Written Agreement by and between Bank of America, N.A., Charlotte, North Carolina and The Office of the Comptroller of the Currency	) ) ) ) ) ) )	AA-EC-04-35

The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiners, has conducted ongoing examinations of Bank of America, N.A. (“Bank”) and reviewed available information involving the Bank’s conduct in connection with alleged market timing, late trading and related matters in the Bank’s affiliated Nations Funds portfolios;

It is the common goal of the Bank and the Comptroller that the Bank operate in compliance with all applicable safety and soundness standards and applicable laws, rules, and regulations;

It is the further goal of the Bank and the Comptroller that the Bank shall continue to take steps to effectively manage its reputation, legal, and operational risks;

In recognition of these common goals, the Bank has agreed to enter into this Written Agreement (the “Agreement”) with the Comptroller;

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall continue to take steps to insure the Bank operates at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

ARTICLE II

SCOPE

(4) The Bank has submitted to the Comptroller an acceptable action plan (“Plan”) regarding the activities of the Bank’s Wealth and Investment Management Group, or any successor group or unit performing the same or similar functions within the Bank. The Bank shall implement and adhere to the Plan, and any modifications recommended by the Comptroller, until it receives further written notice from the Comptroller. The Plan provides for the development of corporate governance and internal control policies and procedures for evaluating, approving and managing significant new customer relationships, new or unique products or services, or significant changes to existing customer relationships, products, services or business practices. The Plan requires that management of the Bank certify to the Board on an annual basis that the procedures required by the Plan have been established and implemented and are being adhered to. In addition, the Plan includes the provisions and timeframes described in the Articles below.

ARTICLE III

TRANSACTION DOCUMENTATION

(5) The Plan requires appropriate documentation of each significant new customer relationship, new or unique product or service, or any significant change to an existing customer relationship, product, service or business practice recommended for approval by the Wealth and Investment Management Group. At a minimum, the Plan:

(a)	defines a specific and acceptable documentation framework for each type of relationship, product, service or practice;

(b)	requires appropriate documentation to provide a complete and accurate record of the relationship, product, service or practice and all required approvals, which documentation must be sufficient to provide a clear audit trail regarding the evaluation and approval of the relationship, product, service or practice; and

(c)	prohibits implementation of relationships, products, services or practices whose documentation does not meet the Plan’s standards.

ARTICLE IV

INTERNAL CONTROLS

(6) The Plan includes policies and procedures governing the approval and risk management of each significant new customer relationship, new or unique product or service, or any significant change to an existing customer relationship, product, service or business practice recommended for approval by the Wealth and Investment Management Group. At a minimum, the Plan:

(a)	requires approval for each significant new customer relationship, new or unique product or service, or any significant change to an existing customer relationship, product, service or business practice by personnel or committee(s) that are independent from the recommending manager and which possess appropriate seniority, authority and expertise;

(b)	formalizes appropriate standards by which the approvals required in paragraph (a) above shall be granted or denied;

(c)	requires appropriate management reports and documentation to support the approval processes, including but not limited to processes to ensure that such relationships, products, services or practices are not implemented when the required information has not been provided to the approving personnel or committee(s);

(d)	requires appropriate documentation of the justification and approvals for any relationship, product, service or practice that was initially declined but subsequently approved;

(e)	ensures reports effectively monitor the efficacy of the approval processes, including but not limited to assessment of compliance with any conditions to the approval that may have been added by the approving personnel or committee(s);

(f)

obligates the Bank’s Wealth and Investment Management Group managers or their designees to certify their compliance with Bank policies on each significant new customer relationship, new or unique product or service, or any significant change to an existing customer relationship, product, service or business practice that they recommend, and ensures appropriate disciplinary action for those that do not comply with policies, standards, processes, and controls;

(g)	requires a reassessment of existing policies and procedures that address significant new customer relationships, new or unique products or services, or significant changes to existing customer relationships, products, services or business practices to ensure that such policies appropriately address which approvals are required for all acceptable types of relationships, products, services or practices; when to escalate particular aspects or issues for additional analysis and manager or committee approvals; and which approvals are required for exceptions to Bank policies and practices, including but not limited to how to handle repeated exceptions arising from the same customer;

(h)	requires the Bank’s Wealth and Investment Management Group managers to revise their lending policies and procedures to prohibit that Group from granting credit to or where the primary source of repayment is a highly specialized corporate entity, such as a hedge fund, unless the underwriting and credit administration for such transactions is performed by a unit which currently has appropriate policies, procedures, and expertise, such as the Bank’s Capital Markets Credit Risk Management Group, or unless the Bank demonstrates to the Comptroller that it has appropriate underwriting and credit administration policies, procedures, and expertise for such transactions;

(i)	implements an appropriate, formal internal process independently to assess reputation, legal and operational risks of each relationship, product, service or practice to which the procedures of the Plan are applicable; and

(j)	requires enhanced legal and compliance review procedures to ensure adherence to applicable Bank policies, laws, rules, and regulations, including but not limited to 12 C.F.R. Part 9, including a requirement for referral of identified compliance issues for decision by an appropriate oversight committee, or appropriate compliance, risk management or legal executive.

(7) The Plan also requires:

(a)	the development of appropriate procedures for training all personnel involved in recommendation of significant new customer relationships, new or unique products or services, or significant changes to existing customer relationships, products, services or business practices. Such training shall include, but not be limited to, the applicable legal requirements, including 12 C.F.R. Part 9, the Bank’s internal policies, standards, processes and controls. Such training has occurred or shall occur within 90 days of this Agreement and periodically thereafter as needed, or as directed by the Comptroller; and

(b)	the development of appropriate systems, controls and procedures sufficient to ensure that all Bank employees that function in fiduciary roles are appropriately trained, including periodic reviews, regarding the scope and substance of their fiduciary responsibilities, and the standards of conduct required of persons functioning in a fiduciary capacity.

(8) The Plan establishes processes to ensure appropriate coordination and communication among various business lines involved in or affected by significant new customer relationships, new or unique products or services, or significant changes to existing customer relationships, products, services or business practices recommended by the Bank’s Wealth and Investment Management Group.

ARTICLE V

INTERNAL AUDIT

(9) The Plan requires the development of audit procedures to provide comprehensive coverage of activity involving the Bank’s Wealth and Investment Management business. At a minimum, the Plan:

(a)	requires that the Bank’s internal audit function validate that all business lines and individuals involved with the Bank’s Wealth and Investment Management Group comply with all new policies, standards, processes, procedures, and-, controls required by the Plan; and

(b)	requires the results of internal audit reports addressing the Bank’s Wealth and Investment Management Group to be reported directly to, and reviewed by, the audit committee of the Board.

CLOSING

(10) The Bank has submitted the Plan to the Bank’s Examiner in Charge. The Bank will submit any modifications to the Plan to the Bank’s Examiner in Charge at the following address:

Timothy W. Greenway

Examiner in Charge

101 South Tryon Street NCI-002-31-15

Charlotte, NC 28281

(11) Although the Board has submitted the Plan to the Comptroller for approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

(12) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(13) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(14) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Comptroller for good cause upon written application by the Board.

(15) This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the

Comptroller or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC’s exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.

/s/ Grace E. Dailey

February 9, 2005

Grace E. Dailey

Deputy Comptroller

Large Bank Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/Amy Woods Brinkley	December 17, 2004
Amy Woods Brinkley	Date

/s/ Alvaro G. de Molina	December 17, 2004
Alvaro G. deMolina	Date
/s/ Barbara J. Desoer	December 17, 2004
Barbara J. Desoer	Date
/s/ James H. Hance, Jr.	December 16, 2004
James H. Hance, Jr.	Date
/s/ Kenneth D. Lewis	December 20, 2004
Kenneth D. Lewis	Date
/s/Liam E. McGee	December 22, 2004
Liam E. McGee	Date
/s/ Brian Moynihan	December 17, 2005
Brian Moynihan	Date
/s/ Marc D. Oken	December 19, 2004
Marc D. Oken	Date
/s/ Eugene Taylor	December 16, 2004
R. Eugene Taylor	Date